Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release

New Energy to Advance MotionPower™ & SolarWindow™ Technologies Towards Commercial Manufacturability

Columbia, MD – June 14, 2011 – New Energy Technologies, Inc. (OTCQB: NENE), today announced plans to advance the development of its patent pending MotionPower™ and SolarWindow™ technologies towards manufacturability, an important consideration for the eventual commercial launch of the company’s products.

Today’s announcement follows several technical and prototype achievements for both first-of-their-kind technologies for generating sustainable electricity.  MotionPower™ is the Company’s first-of-its-kind system for generating electricity by capturing otherwise wasted kinetic energy of decelerating cars and trucks.  The Company’s SolarWindow™ technology enables see-thru windows to generate electricity.

Recently, scientists developing SolarWindow™ achieved a major research goal, resulting in the fabrication of New Energy’s first ever 1’X1’ prototype – a necessary step for commercial scalability.  Previously, researchers fabricated early stage working prototypes, advancing from 1"X1" to 4”X4” arrays, following a series of major scientific breakthroughs.

The next phase of SolarWindow™ development includes bolstering power conversion efficiency, power production, voltage and current.  Engineering efforts include the development of technologies which allow for large scale application of New Energy’s electricity-generating coatings onto glass surfaces, using standard industrial manufacturing techniques.

Today’s announcement included the next phase of the Company’s commercial product development for its MotionPower™ technology, the subject of 18 patent filings. To-date, engineers have focused their efforts on: kinetic energy capture and conversion, the design of novel operational systems, strengthening the Company’s intellectual property portfolio, and the production of several working prototypes.

Among MotionPower™ engineering priorities disclosed today is the development of field-ready, manufacturable systems capable of generating electricity from the motion of vehicles.  Specifically, engineering efforts include: maximizing the capture of kinetic energy, increasing electrical power output, and developing technologies for storage and distribution of the electricity generated by MotionPower™.

“Today’s announcement is the result of our ongoing efforts to aggressively advance SolarWindow™ and MotionPower™ from early discovery through prototyping, and of course, now towards commercial products,” explained Mr. John A. Conklin, President & CEO of New Energy Technologies, Inc.

There are nearly 85 million commercial buildings and single detached homes in America, according to the Energy Information Administration.  New Energy’s SolarWindow™ technology is under development for commercial application in such buildings.

According to the US Department of Transportation, there are nearly 10 million heavy trucks, big rigs, and buses in America, driving almost 240 million miles each year.  Engineers envision installation of MotionPower™-Heavy systems across the nation, at active warehousing-distribution centers, cargo loading areas, ports of entry, border crossings, toll booths, weigh scales, rest stops, and other sites where large commercial trucks, big rigs, and buses are required to slow down or come to a stop.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

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  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 18 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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  SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.